Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:
Jeff Grosklags                                      Jennifer Kang-Born
Metris Companies Inc.                               Discover Financial Services
952-525-5074                                        224-405-2347


        Metris Companies To Issue New Credit Card on Discover(R) Network


     Minnetonka, Minnesota and Riverwoods, Illinois - September 19, 2005 - Metris Companies Inc. (NYSE:MXT) and Discover Financial Services LLC, a business unit of Morgan Stanley (NYSE:MWD), announced today that they have signed a definitive agreement under which Metris will launch a new credit card on the Discover(R) Network.

     Metris is the 11th-largest bankcard issuer in the U.S. and another major card issuer to begin issuing credit cards on the Discover Network in the past year. The card will be issued by Metris subsidiary Direct Merchants Credit Card Bank, N.A. It is anticipated that the card will be available to customers by the end of 2005.

     "We are excited about this partnership and believe this new credit card offering on the Discover Network will resonate with our middle-market prospect universe," said Matt Melius, executive vice president of Metris and president of Direct Merchants Bank. "We believe this kind of brand diversification is another positive step toward fulfilling our company's growth plans."

     "Metris is a prominent provider of consumer credit to consumers in the U.S. and we are pleased to partner with them," said Harit Talwar, executive vice president of Discover Financial Services LLC. "This agreement is an important step forward in Discover Network's strategy of supporting multiple issuers and products while bringing choice and value to merchants, issuers and consumers."

About Metris Companies Inc.

Metris Companies Inc., based in Minnetonka, Minn., is one of the largest bankcard issuers in the United States. The company offers credit cards, credit protection and insurance products to consumers nationwide. Metris issues credit cards through Direct Merchants Credit Card Bank, N.A., a wholly owned subsidiary in Phoenix, Ariz. For more information, visit www.metriscompanies.com or www.directmerchantsbank.com.

About Discover Financial Services

Discover Financial Services LLC, a business unit of Morgan Stanley (NYSE:MWD), operates the Discover Card with more than 50 million Cardmembers, the Discover Network with more than 4 million merchant and cash access locations and the PULSE ATM/Debit network currently serving over 4,100 banks, credit unions and savings institutions. For more information, visit www.discovercard.com, www.discovernetwork.com or www.pulse-eft.com.

                                      # # #

Metris Companies Forward-Looking Statement

Certain information discussed in this press release may constitute forward-looking statements within the meaning of the federal securities law.
Forward-looking statements are based on certain assumptions by management and are subject to risks, trends and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. These risks and uncertainties include, but are not limited to, risks associated with Direct Merchants Bank's ability to comply with its agreements with regulators regarding the safety and soundness of its operations; the effect of government policy and regulation, whether of general applicability or specific to us, including restrictions and/or limitations relating to our minimum capital requirements, reserving methodologies, dividend policies and payments, growth, and/or underwriting criteria; the effects of litigation involving us and of the previously announced SEC investigation; the higher delinquency rate, credit loss rate, charge-off rate and bankruptcy rate of our target market of middle-market consumers; our high liquidity requirement; interest rate risks; competition; dependence on the securitization markets and other funding sources to fund our business; the effect of the restatement of our financial statements; the effect of changes in the credit card market as the result of recent judicial decisions with respect to MasterCard and Visa; and general economic conditions that can have a negative impact on our financial performance.

For further information on risks that could impact us and statements in this press release, please refer to our filings with the Securities and Exchange Commission, including our current reports on Form 8-K, quarterly reports on Form 10-Q and annual reports on Form 10-K.